CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our Firm under the caption “Counsel” in the Prospectuses of Optima Strategic Credit Fund, SGI Dynamic Tactical ETF, SGI U.S. Large Cap Core ETF, SGI Enhanced Global Income ETF, SGI Enhanced Core ETF, SGI Enhanced Nasdaq-100 ETF, US Treasury 30 Year Bond ETF, US Treasury 20 Year Bond ETF, US Treasury 10 Year Note ETF, US Treasury 7 Year Note ETF, US Treasury 5 Year Note ETF, US Treasury 3 Year Note ETF, US Treasury 2 Year Note ETF, US Treasury 12 Month Bill ETF, US Treasury 6 Month Bill ETF, US Treasury 3 Month Bill ETF, F/m 6-Month Investment Grade Corporate Bond ETF, F/m 9-18-Month Investment Grade Corporate Bond ETF, F/m 2-Year Investment Grade Corporate Bond ETF, F/m 3-Year Investment Grade Corporate Bond ETF, F/m 5-Year Investment Grade Corporate Bond ETF, F/m 7-Year Investment Grade Corporate Bond ETF, F/m 10-Year Investment Grade Corporate Bond ETF, F/m 20-Year Investment Grade Corporate Bond ETF, F/m 30-Year Investment Grade Corporate Bond ETF, F/m 15+ Year Investment Grade Corporate Bond ETF, and F/m Opportunistic Income ETF and under the caption “Counsel” in all the Statements of Additional Information that are included in Post-Effective Amendment Nos. 336/341 to the Registration Statement (No. 033-20827; 811-05518) on Form N-1A of The RBB Fund, Inc., under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, respectively. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Faegre Drinker Biddle & Reath LLP
FAEGRE DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania

December 27, 2024